UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 30, 2011

Harmony Metals, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	0-53878	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

315 University Avenue
 Los Gatos, California 95030
 (Address of Principal Executive Offices including Zip Code)

(408) 899-5981
 (Registrant’s Telephone Number, including Area Code)

6538 Collins Ave, Suite 476
Miami, Florida 33141
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2011, Harmony Metals, Inc. (the “Company” or “we”), certain stockholders of the Company (the “HRMY Stockholders”), Nuvel Inc., a Delaware corporation (“Nuvel”) and all of the stockholders of Nuvel (the “Nuvel Stockholders”) entered into and consummated transactions pursuant to a Share Exchange Agreement (the “Share Exchange Agreement,” such transaction referred to as the “Share Exchange Transaction”), whereby (i) the Company issued to the Nuvel Stockholders an aggregate of 7,508,333 shares of its common stock, par value $.001 (the “Common Stock”), in exchange for an aggregate of 10,000 shares of common stock of Nuvel held by the Nuvel Stockholders, and (ii) Nuvel acquired from the HRMY Stockholders a total of 6,580,000 shares of Common Stock for a total purchase price of $350,000. In connection with the Share Exchange Transaction, a total of 8,082,500 shares of Common Stock, including 6,580,000 shares acquired by Nuvel, were canceled and a total of 7,534,433 shares of common stock issued or transferred are subject to certain lockup agreements. As a result, after giving effect to the foregoing, there were a total of 8,833,333 shares of Common Stock issued and outstanding, of which 85% are held by the Nuvel Stockholders on a fully-diluted basis. As a result of the Share Exchange Transaction, Nuvel became a wholly owned subsidiary of the Company.

The Share Exchange Agreement contains representations and warranties by us, our Former Shareholders, Nuvel and the Nuvel Stockholders which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; financial condition; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; the filing of required tax returns; and no brokers used, and with respect to Nuvel:  authorization, capitalization, and title to Nuvel common stock being exchanged.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Share Exchange Agreement which is included as Exhibit 2.1 of this Current Report and is incorporated by reference herein.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 30, 2011, we issued 7,508,333 shares of our Common Stock to Nuvel Stockholders in exchange for all the issued and outstanding capital stock of Nuvel pursuant to the Share Exchange Agreement. We did not receive any cash consideration in connection with the Share Exchange Transaction. The shares of Common Stock issued in the Share Exchange Transaction were issued pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 1.01 of this Current Report, which disclosure is incorporated herein by reference.

As a result of the closing of the Share Exchange Transaction with the Nuvel Stockholders, the Nuvel Stockholders now own approximately 85% of the total outstanding shares of our Common Stock on a fully-diluted basis after giving effect to the Share Exchange Transaction.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the Share Exchange Agreement on December 30, 2011, Olivia G. Ruiz, our former Chairwoman of the Board, Chief Financial Officer, President and Treasurer, and Seth M. Weinstein, our director and Secretary, resigned from their positions as directors and/or officers of the Company. Their resignations as officers of the Company were effective immediately prior to the closing of the Share Exchange Transaction and their resignations as directors of the Company will be effective ten days after the mailing of the Information Statement on Schedule 14f-1 to stockholders of the Company on or around January 16, 2011 (the “Effective Date”).

Also effective immediately prior to the closing of the Share Exchange Transaction on December 30, 2011, Jay Elliot was appointed as the President, Chief Executive Officer and director, and Jorge Fernandez was appointed as the Chief Financial Officer of the Company.

At the closing of the Share Exchange Transaction, Charles Resnick and Gregory Osborn were appointed as directors of the Company effective on the Effective Date, to serve until the next annual meeting of stockholders of the Company or until their earlier removal death or resignation.

Set forth below is the biographical information about the new directors and executive officers:

Name	Age	Position

Charles Resnick	60	Chairman of the Board,

Jay Elliot	72	Chief Executive Officer, President and Director

Gregory Osborn	47	Director

Jorge Fernadenz	37	Chief Financial Officer

Charles Resnick - Chairman

Mr. Resnick has 25-years of global management experience with Danka Business Systems, Tropicana Products, Mellon Bank, PepsiCo and Procter & Gamble. He served as Assistant to the President of the United States negotiating with G-7 Finance Ministers under the Bush and Clinton Administrations. Mr. Resnick also possesses extensive M&A experience in over 100 acquisitions and divestitures. In his most recent position, he was a founder and Vice President of Corporate Development of Mimeo Printing Technologies and was instrumental in building a strategic business and investment relationship with Hewlett-Packard and UPS. Mr. Resnick is currently serving as a director of Cella Energy, a UK corporation, as well as President of its subsidiary in the U.S.  He is also currently CEO and a director of Celsia Technologies, Inc., a company engaged in the computer cooling solution technology development. Mr. Resnick graduated from St. Louis University with a B.S. degree in 1972 and an MBA degree in 1975. We believe that Mr. Resnick's qualifications and his extensive business experience provide a unique perspective for our board.

Jay Elliot - CEO, President and Director

Mr. Elliot has more than 30-years of technology operations experience. He was previously Senior Executive Vice President of Apple Computer, reporting to Mr. Steve Jobs. Mr. Elliot also managed a software division of IBM with 16,000 employees as director of its Santa Theresa Software Laboratory in year 1978, and he served as director of Intel’s California operations in year 1979 and CEO of New Health Systems in year 1989, a company in the business of electronic health care records. Mr. Elliot is founder and chairman of Migo Software.  Mr. Elliot graduated from San Jose State University in 1969 with a bachelor degree in Mathematics. We believe that Mr.  Elliot is well suited to sit on our board based on his extensive business experience.

Greg Osborn - Director

Mr. Osborn is Co-Founder and Managing Partner of Middlebury Securities LLC, and he brings over 20 years of business and financial experience. As an investment banker at Drexel Burnham, Smith Barney, Paine Webber, Axiom Capital, Indigo Capital and now Middlebury Securities LLC, Greg has led teams in arranging private and public debt and equity financing in excess of $1 billion over the course of his career. He has extensive experience in many industry verticals and sub-verticals, Mergers and Acquisitions transactions including acquisitions, divestitures, recapitalization, LBOs, APOs and joint ventures. Mr. Osborn earned his bachelor degree (with honors) from Ramapo College. We believe that Mr. Osborn's expertise in financial matters based on his extensive investment banking experience positions him well as our director.

Jorge Fernandez - CFO

Mr. Fernandez has been Chief Financial Officer of Celsia Technologies, Inc. a company engaged in the computer cooling solution technology development since October 2007 and previously served as the Corporate Controller since October 2005 in Celsia Technologies, Inc. Prior to that, Mr. Fernandez served as the Finance Director for Tiger Direct (NYSE: SYX), a Fortune 1000 computer and electronics retailer, as Finance Director-Latin America for PRG-Schultz (NASDAQ: PRGX), an accounts payable recovery audit services firm and held the position of VP of Finance for Fiera Group, an e-commerce startup in Latin America. Mr. Fernandez began his career as part of the assurance practice at Arthur Andersen LLP, where he managed audit engagements in South Florida. Mr. Fernandez received his Bachelors and Masters degree in Accounting from the University of Florida, and is a Certified Public Accountant licensed in the State of Florida.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

EXHIBIT INDEX

Exhibit Number	Description

10.1	Share Exchange Agreement by and among the Company, Nuvel and the Nuvel Stockholders, dated February 11, 2011*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2012	HARMONY METALS, INC.
(Registrant)

By: /s/ Jay Elliot
Name: Jay Elliot
Title: Chief Executive Officer